Exhibit 99.2

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of this 25th day of March, 2022, by and among Virtus Opportunities Trust, a Delaware statutory trust (the “Acquiring Fund Trust”), on behalf of each of its separate and newly created “shell” series listed on Schedule A to be established by the Acquiring Funds Trust, (each, an “Acquiring Fund” and collectively, the “Acquiring Funds”); and Stone Harbor Investment Funds, a Massachusetts business trust (the “ Acquired Fund Trust”), on behalf of its separate investment series listed on Schedule A (each an “Acquired Fund” and collectively the “Acquired Funds”). Each of Virtus Alternative Investment Advisers, Inc., a Delaware corporation, the investment adviser to the Acquiring Fund (“VAIA”), and Stone Harbor Investment Partners LP, a Delaware limited partnership, the investment adviser to the Acquired Fund (“SHIP”), joins this Agreement solely for purposes of Sections 9.2, 14 and 15. The Acquiring Fund Trust and the Acquired Fund Trust are referred to collectively as the “Trusts.” The Acquiring Fund and the Acquired Fund are referred to collectively as the “Funds”).

WHEREAS, the Acquiring Fund will, on or before the Closing Date (as defined in paragraph 1.1 below), be an open-end management investment company organized and registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Acquired Fund is an open-end management investment company organized and registered under the 1940 Act;

WHEREAS, Schedule A shows the Acquiring Fund and its classes of shares of beneficial interest (no par value) (“Acquiring Fund Shares”) and the Acquired Fund with its corresponding classes of shares of beneficial interest (no par value) (“Acquired Fund Shares”);

WHEREAS, throughout this Agreement, the term Acquiring Fund Shares should be read to include each class of shares of the Acquiring Fund and each reference to Acquiring Fund Shares in connection with the Acquired Fund should be read to include each class of the Acquiring Fund that corresponds to the relevant class of the Acquired Fund;

WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the reorganization and liquidation contemplated hereby will consist of (1) the sale, assignment, transfer and delivery of all of the Assets (as defined in paragraph 1.2 below) of the Acquired Fund to the Acquiring Fund in exchange solely for the Acquiring Fund Shares as described herein, (2) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, and (3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (the “Reorganization”), all upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Acquired Fund owns Assets that generally are of the character in which the Acquiring Fund is or will be, on or before the Closing Date, permitted to invest;

WHEREAS, the Board of Trustees, including a majority of the Board of Trustees who are not interested persons, of the Acquiring Fund Trust has determined, with respect to the Acquiring Fund, that the sale, assignment, transfer and delivery of the Assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders; and

WHEREAS, the Board of Trustees, including a majority of the Board of Trustees who are not interested persons, of the Acquired Fund Trust has determined that the sale, assignment, transfer and delivery of all of the Assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund;

NOW, THEREFORE, in consideration of the above recitals and premises and of the covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ACQUIRED FUND LIABILITIES BY THE ACQUIRING FUND AND THE LIQUIDATION AND DISSOLUTION OF THE ACQUIRED FUND

1.1   Subject to the requisite approval of the Acquired Fund’s shareholders (“Acquired Fund Shareholders”) and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, transfer and deliver all of its Assets, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor:

(a)           to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares of each class equal in value to the net value of each corresponding class of the Acquired Fund outstanding on the date for closing of the Reorganization (“Closing” and such date the “Closing Date”); and

(b)           to assume the Liabilities of the Acquired Fund, as set forth in paragraph 1.2.

The transactions described in paragraphs 1.1(a) and (b) shall take place on the Closing Date provided for in paragraph 3.1.

1.2   The property and assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests, forwards, swaps and other financial instruments, claims (whether absolute or contingent, known or unknown), receivables (including dividends, interest, principal, subscriptions and other receivables), goodwill and other intangible property, contractual rights and choses in action, copies of all books and records belonging to the Acquired Fund, any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date, and all interests, rights, privileges and powers, other than the Acquired Fund’s rights under this Agreement on the Valuation Date, as defined in paragraph 2.1 (collectively, “Assets”). The Assets of the Acquired Fund shall be delivered to the Acquiring Fund free and clear of all liens, encumbrances, hypothecations and claims whatsoever and there shall be no restrictions on the full transfer thereof (excluding such restrictions as might arise under the 1933 Act and the Investment Consents (as defined in paragraph 6.9 below)). The Acquiring Fund Trust, on behalf of each Acquiring Fund, shall assume all of the liabilities and obligations of the corresponding Acquired Fund, including, without limitation, all indemnification obligations of the Acquired Fund with respect to the current and former members of the Board and officers of the Acquired Fund Trust and any obligations of an Acquired Fund to allow the adviser and/or subadviser to the Acquired Funds to recapture previously waived fees or reimbursements provided under expense limitation agreements, whether accrued or contingent, known or unknown, existing at the Valuation Date except for (a) obligations of the Acquired Fund arising under this Agreement and (b) all expenses that are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) and borne by VAIA and/or SHIP pursuant to paragraph 9.2 (collectively, “Liabilities”). The Acquired Fund will use its best efforts to discharge all known Liabilities prior to or at the Valuation Date to the extent permissible and consistent with its own investment objectives and policies. If prior to the Closing Date, the Acquiring Fund identifies a Liability that the Acquiring Fund and the Acquired Fund mutually agree should not be assumed by the Acquiring Fund, such Liability shall be excluded from the definition of Liabilities hereunder and shall be listed on a Schedule of Excluded Liabilities to be signed by the Acquiring Fund and the Acquired Fund at the Closing (as defined in paragraph 3.1 below) (the “Excluded Liabilities”). The assets to be acquired by the Acquiring Fund shall not include any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date, to the extent that they do not have continuing value to the Acquiring Fund, nor any Non-Acceptable Foreign Tax Reclaim Receivables (which are defined as the Foreign Tax Reclaim Receivables on the books and records of the Acquired Fund immediately prior to the Closing that either (i) the investment adviser to the Acquired Fund and the Acquired Fund have determined to write-off as of or prior to the Closing; or (ii) that are not Acceptable Foreign Tax Reclaim Receivables). “Foreign Tax Reclaim Receivables” shall be defined as the foreign tax reclaim receivables, as of any relevant date, identified as “reclaim receivables” on the books and records of the Acquired Fund.” “Acceptable Foreign Tax Reclaim Receivables” shall be defined as the Foreign Tax Reclaim Receivables on the books and records of the Acquired Fund as of the Closing that have been determined by the Acquiring Fund, in their sole discretion, to be eligible to be acquired by, and transferred to, such Acquiring Fund. For the avoidance of doubt, the Acquiring Fund shall only acquire any Acceptable Foreign Tax Reclaim Receivables.

1.3   Immediately following the action contemplated by paragraph 1.1, the Acquired Fund will distribute to the Acquired Fund Shareholders of record with respect to each class of the Acquired Fund, on a pro rata basis within that class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1 in complete liquidation of the Acquired Fund. Such distribution and liquidation will be accomplished, with respect to each class of Acquired Fund Shares, by the transfer of the corresponding Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The Acquiring Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange. The aggregate net asset value of each class of Acquiring Fund Shares to be so credited to the Acquired Fund Shareholders, of each corresponding class shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund Shares of that class owned by Acquired Fund Shareholders on the Valuation Date. All issued and outstanding Acquired Fund Shares will simultaneously be redeemed and canceled on the books of the Acquired Fund. The Acquired Fund will be dissolved and terminated in accordance with applicable law as soon as practicable following the Closing Date.

1.4   Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund Transfer Agent (as defined in paragraph 3.3 below).

1.5   Any applicable reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund. The Acquired Fund shall file such regulatory reports, tax returns, or other documents on a timely basis.

1.6   No asset-based distribution fees, early-withdrawal charges, commission, or other transactional fee will be charged by the Acquired Fund as a result of, or in connection with, the Reorganization.

1.7   Immediately after the Closing Date, the share transfer books relating to the Acquired Fund shall be closed and no transfer of shares shall thereafter be made on such books.

2.	VALUATION

2.1   The value of the Assets of the Acquired Fund shall be the net asset value of such Assets as of the close of the sale of Acquired Fund Shares on the Business Day immediately preceding the Closing Date (such time and date being hereinafter called the “Valuation Date”), computed using the Acquiring Fund’s valuation procedures as approved by the Acquiring Fund’s Board of Trustees (such procedures, the “Acquiring Fund Valuation Procedures”). The Acquired Fund shall deliver a copy of its valuation report to the Acquiring Fund by 7:00 p.m. Eastern time on the Valuation Date.

2.2   In the event that the Acquired Fund (or its representative) disputes or disagrees with the valuation of any Assets in accordance with the Acquiring Fund Valuation Procedures, the parties shall work in good faith to attempt to resolve such dispute or disagreement.

2.3   The net asset value per share of each class of Acquiring Fund Shares shall be determined to the nearest full cent on the Valuation Date, using the valuation procedures adopted by the Acquiring Fund Trust’s Board of Trustees. All computations of value shall be made by (a) BNY Mellon Investment Servicing (US) LLC, in its capacity as accounting agent for the Acquiring Fund, or (b) in the case of securities subject to fair valuation, in accordance with the valuation procedures adopted in good faith by the Acquiring Fund Trust’s Board of Trustees.

2.4   The number of each class of Acquiring Fund Shares to be issued in exchange for the net Assets attributable to the corresponding class of Acquired Fund Shares shall be determined by dividing the value of the net assets with respect to the corresponding class of Acquired Fund Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the corresponding class, determined using the same valuation procedures referred to in paragraph 2.3.

3.	CLOSING AND CLOSING DATE

3.1   The Closing Date shall be such date as an authorized officer of each of the parties may agree; provided, that the Acquiring Fund may require by written notice to the Acquired Fund at least one Business Day after the satisfaction or waiver of all conditions to Closing under this Agreement (other than the delivery of Closing deliverables and any other conditions that by their terms are required to be satisfied at the Closing) that the Closing occur on a date specified by the Acquiring Fund. All acts taking place at the Closing shall, subject to the satisfaction or waiver of the conditions in this Agreement, be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise agreed to by the parties. The Closing shall be held at the offices of Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103 or at such other place as an authorized officer of each of the parties may agree. The Acquired Fund shall notify the Acquiring Fund of any Asset held by the Acquired Fund in other than book-entry form at least five (5) Business Days prior to the Closing Date.

3.2   The Acquired Fund shall direct State Street Bank and Trust Company (“State Street” or the “Acquired Fund Custodian”), as custodian for the Acquired Fund, to transfer ownership of the Assets, at the time of the Closing, from the accounts of the Acquired Fund that the Custodian maintains as custodian for the Acquired Fund to the accounts of the Acquiring Fund. The Acquired Fund shall further direct State Street to deliver to the Acquiring Fund (or its representative) at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Acquired Fund have been delivered in proper form to the Acquiring Fund on the Closing Date and (ii) all necessary taxes in connection with the delivery of the Assets of the Acquired Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made, or such other certification as shall be agreed by the Acquiring Fund and the Acquired Fund. The Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Acquired Fund Custodian to the Acquiring Fund’s custodian (the “Acquiring Fund Custodian”). Such presentation shall be made for examination no later than five (5) Business Days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the Acquired Fund (or its representative) as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Acquired Fund Custodian shall deliver to the Acquiring Fund Custodian the Assets of the Acquired Fund as of the Closing Date by book entry or otherwise (as applicable in the context of a particular Asset), in accordance with the customary practices of the Acquired Fund Custodian and of each securities depository or other permitted counterparties, in accordance with Rule 17f-4, Rule 17f-5, Rule 17f-6 or Rule 17f-7, as the case may be, under the 1940 Act. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of same day federal funds on the Closing Date.

3.3   The Acquired Fund shall cause its transfer agent, ALPS Fund Services, Inc. (the “Acquired Fund Transfer Agent”) to deliver to the Acquiring Fund (or its representative), at the Closing, a certificate of an authorized officer stating that its records contain the name and address of each Acquired Fund Shareholder and the number and percentage ownership of each outstanding class of shares owned by each such Acquired Fund Shareholder immediately prior to the Closing. The Acquiring Fund (or its representative) shall deliver to the Secretary of the Acquired Fund a confirmation evidencing that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund’s account on the books of the Acquiring Fund pursuant to paragraph 1.1, (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4 and (c) the information set out in clauses (a) and (b) was provided by the Acquiring Fund’s transfer agent (the “Acquiring Fund Transfer Agent”). At the Closing, the Acquired Fund (or its representative) shall deliver to the Acquiring Fund (or its representative) such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the Acquiring Fund or its counsel may reasonably request.

3.4   In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted or (b) trading or the reporting of trading on an Exchange shall be disrupted so that, in the judgment and mutual agreement of an appropriate officer of the Acquiring Fund and an appropriate officer of the Acquired Fund, accurate appraisal of the value of the Assets of the Acquired Fund is impracticable, the Valuation Date and the Closing Date shall be postponed until the first (1st) Friday that is also a Business Day after the day when trading shall have been fully resumed and reporting shall have been restored on an Exchange or such later date as may be mutually agreed in writing by an authorized officer of each party.

3.5   In the event that on the Valuation Date other Assets are not able to be transferred, the Valuation Date and the Closing Date shall be postponed until the first (1st) Friday that is also a Business Day when such other Assets can be transferred or such later dates as may be mutually agreed in writing by an authorized officer of each party.

4.	REPRESENTATIONS AND WARRANTIES

4.1   Except as has been fully disclosed to the Acquiring Fund (or its representatives) prior to the date of this Agreement in a written instrument executed by an officer or other representative of the Acquired Fund and acknowledged in writing by an officer or other representative of the Acquiring Fund, the Acquired Fund represents and warrants to the Acquiring Fund as follows:

(a)           The Acquired Fund is a duly established series of a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with the power under the Acquired Fund Trust’s Declaration of Trust and By-Laws to own all of its Assets and to carry on its business as it is currently conducted. The Acquired Fund is qualified as a foreign association or business trust in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquiring Fund;

(b)           The Acquired Fund is a legally designated, separate series of the Acquired Fund Trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and, for each full and partial taxable year from its inception through the Closing Date, has qualified and expects to be treated as a separate regulated investment company under the Code and has taken all necessary and required actions to maintain such status;

(c)           The Acquired Fund is duly registered as an open-end management investment company under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect, and the registration of each class of Acquired Fund Shares under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect. All issued and outstanding Acquired Fund Shares have been offered for sale and sold in compliance in all material respects with applicable federal and state securities laws;

(d)           No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the Reorganization contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) and the Hart-Scott-Rodino Act, which shall have been obtained on or prior to the Closing Date. No consent of or notice to any other third party or entity is required for the consummation by the Acquired Fund of the Reorganization except for Investment Consents (as defined in paragraph 6.9 below) and approval of shareholders of the Acquired Fund (per paragraph 4.1(ll) below);

(e)           The Acquired Fund’s current prospectus and statement of additional information (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”) and current shareholder reports (true and correct copies of which have been delivered to the Acquiring Fund (or its representative)) and each prospectus, statement of additional information and shareholder report of the Acquired Fund conform, or conformed at the time of its use, in all material respects to the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include, or did not include at the time of its use, any untrue statement of a material fact or omit to state, or did not omit to state at the time of its use, any material fact relating to the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under and the time at which they were made, not misleading. The Acquired Fund currently complies in all material respects with the Acquired Fund Prospectus, the requirements of, and the rules and regulations under, the 1933 Act, the 1934 Act and the 1940 Act, state securities laws and all other applicable federal and state laws or regulations, and the Acquired Fund has complied in all material respects with its prospectus and statement of additional information, the requirements of, and the rules and regulations under, the 1933 Act, the 1934 Act and the 1940 Act, state securities laws and all other applicable federal and state laws or regulations. The Acquired Fund currently complies in all material respects with, and has complied in all material respects with, all of its investment objectives, policies, guidelines and restrictions and compliance policies and procedures;

(f)           On the Valuation Date, the Acquired Fund will have good and marketable title to its Assets, if any, and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens, encumbrances, hypothecations and claims whatsoever, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act and the Investment Consents (as defined in paragraph 6.9 below);

(g)           The Acquired Fund is not engaged currently, and the execution, delivery and performance of this Agreement by the Acquired Fund will not result, in a violation of the Acquired Fund Trust’s Declaration of Trust or By-Laws, the laws of its jurisdiction of organization, or a material violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound;

(h)           The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound, nor will the execution, delivery and performance of this Agreement by the Acquired Fund result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund is bound;

(i)           No enforcement action shall have been brought by the Commission, or, to the Acquired Fund’s knowledge, neither the Commission nor its staff has notified the Acquired Fund (or its representative) of an intention to bring or recommend an action for violation of the federal securities laws involving the Acquired Fund. No litigation or administrative proceeding or investigation of or before any court, governmental body or regulatory agency is presently pending, or the Acquired Fund’s knowledge, threatened against the Acquired Fund (or any of the Acquired Fund’s property or assets that, if adversely determined, would materially and adversely affect the Acquired Fund’s financial condition or the conduct of its business or its ability to consummate the Reorganization contemplated by this Agreement. The Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court, governmental body or regulatory agency which materially and adversely affects the Acquired Fund’s business or its ability to consummate the Reorganization herein contemplated. The Acquired Fund is not in violation of, nor has violated, nor, to the knowledge of the Acquired Fund, is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law or regulation;

(j)           The audited financial statements of the Acquired Funds as of May 31, 2021 and for the fiscal year then ended have been, and by the Closing Date will have been, prepared in accordance with GAAP, and audited by Deloitte & Touche LLP, an independent registered public accounting firm, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund (or its representative)) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein. No significant deficiency, material weakness, fraud, significant change or other factor that could significantly affect the internal controls of the Acquired Fund is required to be disclosed in the Acquired Fund’s reports on Form N-CSR and Form N-CEN (except for such as has been disclosed) and, to the knowledge of the Acquired Fund, no such disclosure will be required following the Closing Date;

(k)           Since the date of the financial statements referred to in sub-paragraph (j) above, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business consistent with past practice, or any incurrence by the Acquired Fund of indebtedness maturing more than sixty (60) days from the date such indebtedness was incurred other than indebtedness occurring in the ordinary course of business consistent with past practice. For the purposes of this subparagraph (k), a decline in net asset value per share of Acquired Fund Shares due to declines in market or fair values of Assets held by the Acquired Fund, the discharge of Acquired Fund liabilities, or the repurchase of Acquired Fund Shares by the Acquired Fund shall not constitute a material adverse change;

(l)           For each taxable year of its existence, the Acquired Fund has had in effect an election to be a regulated investment company under Subchapter M of the Code, has satisfied, and, for the taxable year that includes the Closing Date, for that portion of such taxable year ending with the Closing Date, expects to satisfy, all of the requirements of Subchapter M of the Code for treatment as a regulated investment company, and for each such taxable year (or portion thereof), the Acquired Fund has been eligible to compute its federal income tax under Section 852 of the Code. The Acquired Fund has not taken any action, caused any action to be taken, failed to take any action, or caused any failure to take any action which action or failure could cause the Acquired Fund to fail to qualify as a regulated investment company under the Code. The Acquired Fund does not and will not have any tax liability under Section 4982 of the Code for any period ending on or before the Closing Date. The Acquired Fund has no earnings or profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply to the Acquired Fund. All dividends paid by the Acquired Fund at any time prior to the Closing Date have qualified or will qualify for the deduction for dividends paid as defined in Section 561 of the Code;

(m)           Within the times and in the manner prescribed by law, the Acquired Fund has properly filed on a timely basis all federal and other tax returns (including dividend reporting forms and other tax-related reports) that it was required to file, and all such tax returns were complete and accurate in all material respects. The Acquired Fund has not been informed in writing by any jurisdiction that the jurisdiction believes that the Acquired Fund was required to file any tax return that was not filed and the Acquired Fund does not know of any basis upon which a jurisdiction could assert such a position;

(n)           The Acquired Fund has timely paid, in the manner prescribed by law, all taxes that were due and payable or that were claimed to be due;

(o)           The Acquired Fund has not waived or extended any applicable statute of limitations relating to the assessment or collection of taxes;

(p)           The Acquired Fund has not been notified in writing that any examinations of the tax returns of the Acquired Fund are currently in progress or threatened, and, to the knowledge of the Acquired Fund, no such examinations are currently in progress or threatened, and no deficiencies have been asserted or assessed against the Acquired Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and, to the knowledge of the Acquired Fund, no such deficiency has been proposed or threatened, and there are no levies, liens or other encumbrances related to taxes existing or known to the Acquired Fund to be threatened or pending with respect to the Assets of the Acquired Fund;

(q)           The Acquired Fund has no actual or potential liability for any tax obligation of any taxpayer other than itself. The Acquired Fund is not currently and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary tax returns. The Acquired Fund is not a party to any tax allocation, sharing, or indemnification agreement;

(r)           All taxes that the Acquired Fund is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental agency;

(s)           The Acquired Fund (or its representative) has delivered to the Acquiring Fund (or its representative) or made available to the Acquiring Fund (or its representative) complete and accurate copies of all tax returns of the Acquired Fund, together with all related examination reports and statements of deficiency for all periods not closed under the applicable statutes of limitations and complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Acquired Fund. The Acquired Fund has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code;

(t)           The Acquired Fund has not undergone, has not agreed to undergo, nor is required to undergo (nor will it be required as a result of the Reorganization to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Acquired Fund (including the Acquiring Fund as its successor) will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date;

(u)           There are (and as of immediately following the Closing there will be) no liens on the Assets of the Acquired Fund relating to or attributable to taxes, except for taxes not yet due and payable;

(v)           The tax bases of the Assets of the Acquired Fund are accurately reflected on the Acquired Fund’s tax books and records;

(w)           All issued and outstanding Acquired Fund Shares are, or on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws and are not, and on the Closing Date will not be, subject to preemptive or objecting shareholder rights. All of the issued and outstanding Acquired Fund Shares will, on the Valuation Date and at the time of Closing, be held of record by the persons and in the amounts set forth in the records of the Acquired Fund Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3;

(x)           The Acquired Fund has all requisite power and authority to enter into this Agreement and to consummate the Reorganization contemplated herein. The execution, delivery and performance of this Agreement, and the Reorganization contemplated herein, have been duly authorized by all necessary action, if any, on the part of the Board of Trustees of the Acquired Fund Trust and no other action or proceedings by the Acquiring Fund are necessary to authorize such execution, delivery and performance of this Agreement, and the Reorganization contemplated herein, other than the approval of the Acquired Fund Shareholders. This Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable against the Acquired Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(y)           The information relating to the Acquired Fund furnished by the Acquired Fund (or its representative) for use in no-action letters, applications for orders, registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory or self- regulatory authority that are necessary in connection with the Reorganization contemplated hereby is and will be accurate and complete in all material respects and will comply in all material respects with federal securities laws and regulations thereunder and other applicable laws and regulations applicable thereto;

(z)           As of the date of this Agreement, the Acquired Fund (or its representative) has provided the Acquiring Fund (or its representative) with information available as of the date of this Agreement relating to the Acquired Fund reasonably necessary for the preparation of a prospectus, including the proxy statement of the Acquired Fund (the “Prospectus/Proxy Statement”), to be included in a Registration Statement on Form N-14 of the Acquiring Fund (as the same may be amended or supplemented, the “Registration Statement”), in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of shareholders of the Acquired Fund to approve this Agreement (collectively, the “Acquired Fund Disclosure”). As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Acquired Fund Disclosure will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under and the time at which such statements were made, not misleading;

(aa)         There are no material contracts outstanding to which the Acquired Fund is a party, other than as disclosed in the Acquired Fund Prospectus or in the Registration Statement and those contracts that have otherwise been disclosed to the Acquiring Fund (or its representative). Other than as has been disclosed to the Acquiring Fund (or its representative) in writing prior to the date of this Agreement in a written instrument executed by an officer or other representative of the Acquired Fund and acknowledged in writing by an officer or other representative of the Acquiring Fund, the Acquired Fund does not have any material contracts, agreements or other similar commitments that will not be terminated without liability to it before the Closing Date, other than liabilities, if any, to be discharged prior to the Closing Date or that are Liabilities;

(bb)         There have been no miscalculations of the net asset value of the Acquired Fund or the net asset value per share of any class of shares of the Acquired Fund that have not been remedied in accordance with industry practice which, individually or in the aggregate, would have a material adverse effect on the Acquired Fund or its Assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act;

(cc)         The minute books and other similar records of the Acquired Fund have been made available to the Acquiring Fund (or its representative) prior to the execution of this Agreement and contain a true and complete record in all material respects of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders and of its Board of Trustees and any committees of the Board of Trustees. The stock transfer ledgers and other similar records of the Acquired Fund have been made available to the Acquiring Fund prior to the execution of this Agreement and to the knowledge of Acquired Fund accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Acquired Fund. All other books and records of the Acquired Fund have been made available to the Acquiring Fund (or its representative), and are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquired Fund;

(dd)         The Acquired Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder and such books and records are true and correct in all material respects;

(ee)         The Acquired Fund has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act;

(ff)          The Acquired Fund has adopted and implemented written policies and procedures related to insider trading and a code of ethics that complies with all applicable provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder;The Acquired Fund has maintained all material licenses, permits, certificates of authority, orders and approvals of applicable governmental entities that are required to permit the Acquired Fund to carry on its business at such time or as conducted as of the date of this Agreement, and such licenses, permits, certificates of authority, orders and approvals are in full force and effect;

(gg)         The Acquired Fund does not have any unamortized or unpaid organizational fees or expenses;

(hh)         The Acquired Fund represents that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than as contemplated by this Agreement;

(ii)           The Acquired Fund’s investment operations to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus;

(jj)           The officers of the Acquired Fund will call a special meeting of shareholders of the Acquired Fund to consider and act upon this Agreement and the Reorganization contemplated hereby and to use commercially reasonable efforts to obtain approval of the Reorganization contemplated herein. Such meeting shall be scheduled at such date that the parties may agree to in writing and will comply with all applicable laws and regulations.

4.2   Except as has been fully disclosed to the Acquired Fund (or its representative) prior to the date of this Agreement in a written instrument executed by an officer or other representative of the Acquiring Fund and acknowledged in writing by an officer or other representative of the Acquired Fund, the Acquiring Fund represents and warrants to the Acquired Fund as follows:

(a)           The Acquiring Fund is, or will, on or before the Closing Date, be duly established series of a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Acquiring Fund is, or will, on or before the Closing Date, be qualified as a foreign association or business trust in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquiring Fund. The Acquiring Fund has, or will, on or before the Closing Date, have all necessary federal, state and local authorizations to carry out the Reorganization contemplated by this Agreement;

(b)           The Acquiring Fund is, or will, on or before the Closing Date, duly registered with the Commission as an investment company classified as an open-end management company under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act and the registration of each class of Acquiring Fund Shares under the 1933 Act will be/is in full force and effect with respect to the Acquiring Fund as of the Closing Date, and no action or proceeding to revoke or suspend such registrations is pending, or to the knowledge of the Acquiring Fund, threatened;

(c)           No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the Reorganization contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) and the Hart-Scott-Rodino Act, which shall have been obtained on or prior to the Closing Date. No consent of or notice to any other third party or entity is required for the consummation by the Acquiring Fund of the Reorganization contemplated by this Agreement;

(d)           The Acquiring Fund’s prospectus and statement of additional information (collectively, as amended or supplemented from time to time and in effect, the “Acquiring Fund Prospectus”) will, as of the Closing Date, conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to the Acquiring Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under and time at which they were made, not misleading;

(e)           On the Valuation Date and the Closing Date, the Acquiring Fund will have good and marketable title to its assets, if any, free and clear of any liens, encumbrances, hypothecations and claims whatsoever;

(f)           The Acquiring Fund is not engaged, and the execution, delivery and performance of this Agreement by the Acquiring Fund will not result, in a violation of the Acquiring Fund Trust’s Agreement and Declaration of Trust or By-Laws, the laws of its jurisdiction of organization or a material violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund, is a party or by which it is bound;

(g)           The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, give rise to the right of termination or result in the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound, nor will the execution, delivery and performance of this Agreement by the Acquiring Fund result in the acceleration of any obligation, give rise to the right of termination or result in the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party, or by which the Acquiring Fund is bound;

(h)           No enforcement action shall have been brought by the Commission or, to the Acquiring Fund’s knowledge, neither the Commission nor its staff will have notified the Acquiring Fund (or its representative) of an intention to bring or recommend an action for violation of the federal securities laws involving the Acquiring Fund. No litigation or administrative proceeding or investigation of or before any court, governmental body or regulatory agency is presently pending, or to the Acquiring Fund’s knowledge, threatened against the Acquiring Fund (or any of the Acquiring Fund’s property or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition or the conduct of its business or its ability to consummate the Reorganization contemplated by this Agreement. The Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court, governmental body or regulatory agency which materially and adversely affects the Acquiring Fund’s business or its ability to consummate the Reorganization herein contemplated;

(i)            The Acquiring Fund’s shares will, at the Closing, be duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund and will not have been offered or sold prior to the Closing unless in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws, and consistent with other relevant provisions of this Agreement;

(j)            The Acquiring Fund has all requisite power and authority to enter into this Agreement and to consummate the Reorganization contemplated herein. The execution, delivery and performance of this Agreement, and the Reorganization contemplated herein, have been duly authorized by all necessary action, if any, on the part of the Board of Trustees of the Acquiring Fund Trust and no other action or proceedings by the Acquiring Fund are necessary to authorize this Agreement and the Reorganization contemplated herein. This Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(k)           The current Prospectus/Proxy Statement, and statement of additional information of the Acquiring Fund, including the documents contained or incorporated therein by reference (insofar as it relates to the Acquiring Fund) conform in all material respects to the applicable requirements of the 1933 Act, the 1940 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements therein, in light of the circumstances under which such statements were made, not misleading;

(l)            There are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Acquiring Fund Prospectus/Proxy Statement or in the Registration Statement;

(m)           The Acquiring Fund has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act or will do so by the Closing Date;

(n)           The Acquiring Fund has adopted and implemented written policies and procedures related to insider trading and a code of ethics that complies with all applicable provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder or will do so by the Closing Date;

(o)           The Acquiring Fund has, or will have by the Closing Date, all material licenses, permits, certificates of authority, orders and approvals of applicable governmental entities that are required to permit the Acquiring Fund to carry on its business, and such licenses, permits, certificates of authority, orders and approvals are, or will be by the Closing Date, in full force and effect; and

(p)           Other than the information relating to the Acquired Fund furnished by the Acquired Fund (or its representative) for use in the Prospectus/Proxy Statement and otherwise in the Registration Statement and other documents filed with any federal, state or local regulatory or self- regulatory authority that are necessary in connection with the Reorganization contemplated hereby, the accuracy of which remains the responsibility of the Acquired Fund, the Prospectus/ Proxy Statement and the Registration Statement of the Acquiring Fund is accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations thereunder and other applicable laws and regulations applicable thereto.

5.	COVENANTS OF THE PARTIES.

5.1   The Acquired Fund will operate its business in the ordinary course consistent with past practice between the date hereof and the Closing Date, it being understood that, such ordinary course of business will include portfolio turnover, changes to the portfolio necessary to transition the portfolio to the Acquiring Fund, customary dividends, other dividends and distributions to shareholders contemplated herein, and shareholder purchases and redemptions.

5.2   Subject to the provisions of this Agreement, the Acquired Fund will take or cause to be taken all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.3   The Acquired Fund will call a meeting of the Acquired Fund Shareholders of record to be held prior to the Closing Date to consider and act upon this Agreement, and the Acquired Fund (or its officers or other representatives) will use commercially reasonable efforts necessary to obtain the required shareholder approval of the Reorganization contemplated hereby. In the event that the Acquired Fund receives insufficient votes from shareholders, the meeting may be adjourned as permitted under the Acquired Fund Trust’s Declaration of Trust, By-Laws, applicable law and the Prospectus/ Proxy Statement in order to permit further solicitation of proxies. As may reasonably be requested, the Acquiring Fund (or its officers or other representatives) will use commercially reasonable efforts to assist the Acquired Fund with obtaining the required shareholder approval of the Reorganization contemplated hereby.

5.4   The Acquiring Fund has prepared and filed with the Commission the Registration Statement. The Registration Statement on Form N-14 includes a proxy statement and a prospectus and a statement of additional information of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement is in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party has provided the other party with the materials and information necessary to prepare the registration statement on Form N-14 and any additional proxy and/or solicitation materials (the “Proxy Materials”), for inclusion therein, in connection with the meeting of the Acquired Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.5   The Acquired Fund (or its representative) will prepare and deliver to the Acquiring Fund (or its representative) at least ten (10) Business Days prior to the Closing Date a statement of the assets and the liabilities of the Acquired Fund as of such date for review and agreement by the parties to determine that the Assets are being valued as mutually agreed upon and the Liabilities of the Acquired Fund are being correctly determined in accordance paragraph 1.2 of this Agreement. The Acquired Fund (or its representative) will deliver at the Closing (a) a statement of Assets and Liabilities of the Acquired Fund as of the Valuation Date and (b) a list of the Acquired Fund’s Assets as of the Closing Date showing the tax costs of each of its assets by lot and the holding periods of such Assets, certified by the Treasurer or Assistant Treasurer of the Acquired Fund.

5.6   The Acquired Fund agrees that the liquidation of the Acquired Fund described in Section 1.3 of this Agreement will be effected in the manner provided in the Acquired Fund Trust’s Declaration of Trust and By-Laws and in accordance with applicable law, and that on and after the Closing Date, the Acquired Fund shall not conduct any business except in connection with its liquidation, dissolution and termination.

5.7   It is the intention of the parties that the Reorganization contemplated by this Agreement will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. As promptly as practicable, the Acquired Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for U.S. federal income tax purposes, as well as any capital loss carryovers and items that the Acquiring Fund will succeed to and take into account as a result of Section 381 of the Code.

5.8   The Acquiring Fund and the Acquired Fund will each use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to consummate and make effective in the most expeditious manner practicable the Reorganization contemplated by this Agreement. The Acquiring Fund and the Acquired Fund shall each use commercially reasonable efforts to make its officers available upon reasonable notice at reasonable times to provide explanation, as may reasonably be necessary, of any documents or information provided under this Agreement to the extent such officer is familiar with such documents or information.

5.9   The Acquired Fund (or its representative) and the Acquiring Fund (or its representative) will execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as may be necessary, proper or advisable in order to vest in and confirm (a) the Acquired Fund’s title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Fund’s title to and possession of all the Assets.

5.10 The Acquiring Fund and the Acquired Fund will satisfy any obligations to deliver statements setting forth the then current valuation of the Assets, along with supporting documentation in reasonable detail after the date of this Agreement as mutually agreed upon in writing and any disputes will be resolved in good faith and addressed as mutually agreed upon in writing.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to complete the Reorganization provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1   The Acquired Fund (or its representative) shall have delivered to the Acquiring Fund (or its representative) a certificate executed on its behalf by the Acquired Fund’s President or any Vice President and its Chief Financial Officer, Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the date hereof and at and as of the Closing Date (except for such representations and warranties required to be true and correct as of another date, which representation and warranty shall be true and correct as of such other date), except as they may be affected by the Reorganization contemplated by this Agreement, and that the Acquired Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2   The Acquired Fund has furnished to the Acquiring Fund a statement of the Acquired Fund’s assets and liabilities, with values determined as provided in Section 2 of this Agreement, together with a list of investments with their respective tax costs, all as of the Valuation Date, certified by the Acquired Fund’s Chief Financial Officer, Treasurer or Assistant Treasurer. This information will present fairly the financial condition and Assets of the Acquired Fund as of the Valuation Date in conformity with GAAP applied on a consistent basis, and there will be no material contingent liabilities of the Acquired Fund not disclosed in such information.

6.3   Prior to the Closing Date the Acquired Fund shall have distributed an amount to its shareholders of at least the sum of ninety-eight percent of its ordinary income for the calendar year ended on December 31, 2021 and for any prior years, and ninety-eight and two-tenths percent of the Acquired Fund’s capital gain net income for the one-year period ending on December 31 of the calendar year ended on 2021, plus any shortfalls from prior years.

6.4   The Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP, counsel to the Acquired Fund for the Reorganization contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Ropes & Gray LLP appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)           The Acquired Fund Trust is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to own all of its properties and assets and to carry on its business as an open-end management investment company, and the Acquired Fund is a series thereof duly constituted in accordance with the Declaration of Trust and By-Laws of the Acquired Fund Trust.

(b)           This Agreement has been duly authorized, executed and delivered by the Acquired Fund Trust on behalf of the Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund Trust is a valid and binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms.

(c)           The Acquired Fund has the power to sell, assign, transfer and deliver the Assets and the Liabilities to be transferred by it hereunder.

(d)           The execution and delivery of this Agreement by the Acquired Fund Trust did not, and the performance by the Acquired Fund of its obligations hereunder will not, (i) violate the Acquired Fund Trust’s Declaration of Trust or By-Laws, (ii) violate any provisions of applicable U.S. federal securities laws (excluding, however, antifraud and other provisions with respect to disclosures of material information) or (iii) violate any provision of any agreement disclosed in or filed with the Acquired Fund Prospectus or Acquired Fund Trust’s Registration Statement on Form N-1A to which the Acquired Fund or the Acquired Fund Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any judgment or decree to which the Acquired Fund Trust or the Acquired Fund is a party or by which it or its property is bound.

(e)           To the knowledge of such counsel, no consent, approval, authorization or order of any state or federal court or governmental authority is required for the consummation by the Acquired Fund of the Reorganization contemplated by this Agreement, except such as have been obtained. The Acquired Fund is registered with the Commission as an open-end management investment company under the 1940 Act.

In addition, such counsel will confirm whether, as of the Closing Date, it is representing the Acquired Fund in any pending litigation in which the Acquired Fund is a named defendant that challenges the validity or the enforceability of this Agreement.

6.5   The Acquired Fund (or its representative) shall have duly executed and delivered to the Acquiring Fund (or its representative) such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to the Acquired Fund Custodian and instructions to the Acquired Fund Transfer Agent as the Acquiring Fund may reasonably deem necessary or desirable to evidence the transfer to the Acquiring Fund by the Acquired Fund all of the right, title and interest of the Acquired Fund in and to the Assets of the Acquired Fund. In each case the Assets of the Acquired Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

6.6   The Acquiring Fund (or its representative) shall have received at the Closing: (i) a certificate of an authorized signatory of the Acquired Fund Custodian, stating that the Assets of the Acquired Fund have been delivered to the Acquiring Fund; (ii) a certificate of an authorized signatory from the Acquiring Fund Custodian, stating that the Assets of the Acquired Fund have been received; (iii) a certificate of an authorized signatory of the Acquired Fund confirming that the Acquired Fund has delivered its records containing the names and addresses of the record holders of the Acquired Fund’s shares and the number and percentage (to four decimal places) of ownership of the Acquired Fund owned by each such holder as of the Valuation Date; (iv) a statement of the respective tax basis of all investments to be transferred by the Acquired Fund to the Acquiring Fund; and (v) the tax books and records of the Acquired Fund for purposes of preparing any tax returns required by law to be filed after the Closing Date.

6.7   The Acquired Fund’s agreements with each of its service providers shall have terminated on or prior to the Closing Date with respect to the Acquired Fund in compliance with their termination provisions without being subject to a contractual penalty, or any such penalties shall have been paid prior to the Closing Date, and the Acquiring Fund shall have received assurances from the Acquired Fund that no claims for damages (liquidated or otherwise) will arise as a result of such termination. Notwithstanding the foregoing, the Acquired Fund, at its own expense, may enter into or continue, as necessary, agreements to assist the Acquired Fund with its termination and dissolution activities, as well as to prepare and file any required tax filings.

6.8   As of the Closing Date, there shall have been no material change in the investment objectives, policies and restrictions or any increase in the investment management fee rate that the Acquired Fund is, as of the date of this Agreement, contractually obligated to pay from those described in the Registration Statement.

6.9   Prior to the Closing Date, the Acquired Fund is able to transfer all of the investments that are subject to resale or transfer restrictions or that require consent of a third-party to the Acquiring Fund (collectively, “Investment Consents”).

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

The obligations of the Acquired Fund to complete the Reorganization provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1   The Acquiring Fund (or its representative) shall have delivered to the Acquired Fund (or its representative) a certificate executed on its behalf by the Acquiring Fund’s President or any Vice President and its Chief Financial Officer, Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the date hereof and at and as of the Closing Date (except for such representations and warranties required to be true and correct as of another date, which representation and warranty shall be true and correct as of such other date), except as they may be affected by the Reorganization contemplated by this Agreement, and that the Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2   The Acquiring Fund is registered with the Commission as an open-end management investment company under the 1940 Act as of the Closing Date.

7.3   The Acquiring Fund shall have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the Liabilities of the Acquired Fund existing at the Closing Date except for obligations of the Acquired Fund arising under this Agreement..

7.4   The Acquired Fund shall have received a favorable opinion of Sullivan & Worcester, LLP, counsel to the Acquiring Fund, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquired Fund, which opinion may rely on a separate opinion of local counsel to the extent it relates to the laws of the State of Delaware, to the following effect:

(a)           The Acquiring Fund Trust is a statutory trust duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as an open-end management investment company as described in the Registration Statement, and in accordance with this Agreement and Declaration of Trust and the By-laws of the Acquiring Fund Trust and applicable law.

(b)           This Agreement has been duly authorized, executed and delivered by the Acquiring Fund Trust on behalf of the Acquiring Fund and assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund Trust, is the valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms.

(c)           The Acquiring Fund has the power to assume the Liabilities to be transferred to it hereunder.

(d)           The execution and delivery of this Agreement by the Acquiring Fund Trust did not, and the performance by the Acquiring Fund of its obligations hereunder will not, (i) violate the Acquiring Fund Trust’s Agreement and Declaration of Trust or By-Laws, (ii) violate any provisions of applicable U.S. federal securities laws (excluding, however, antifraud and other provisions with respect to disclosures of material information) or (iii) violate any provision of any agreement disclosed in or filed with the Acquiring Fund Prospectus or Acquiring Fund Trust’s Registration Statement on Form N-1A to which the Acquiring Fund Trust or Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any judgment or decree to which the Acquiring Fund Trust or Acquiring Fund is a party or by which it or its property is bound.

(e)           To the knowledge of such counsel, no consent, approval, authorization or order of any state or federal court or governmental authority is required for the consummation by the Acquiring Fund of the Reorganization contemplated by this Agreement except such as may be required under state securities or blue sky laws or such as have been obtained.

(f)           The Acquiring Fund is registered with the Commission as an open-end management investment company under the 1940 Act.

(g)           The tax year of the Acquired Fund will not close as a result of the Reorganization.

In addition, such counsel will confirm whether, as of the Closing Date, it is representing the Acquiring Fund in any pending litigation in which the Acquiring Fund is a named defendant that challenges the validity or the enforceability of this Agreement.

7.5   The Acquiring Fund (or its representative) shall have duly executed and delivered to the Acquired Fund (or its representative), such instrument of assumptions of liabilities and other instruments as the Acquired Fund may reasonably deem necessary or desirable to evidence the Reorganization contemplated by this Agreement, including the assumption of all of the Liabilities of the Acquired Fund by the Acquiring Fund.

7.6   The Acquired Fund shall have received from the Acquired Fund Transfer Agent a certificate stating that it has received from the Acquiring Fund the number of full and fractional Acquiring Fund Shares of each class equal in value to the value of each corresponding class of the Acquired Fund as of the time and date set forth in paragraph 3.3.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

The respective obligations of the Acquired Fund and the Acquiring Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1   This Agreement shall have been approved by the shareholders of the Acquired Fund in the manner required by the Acquired Fund Trust’s Declaration of Trust, By-Laws and applicable law, and the parties shall have received reasonable evidence of each such approval.

8.2   This Agreement, the Reorganization contemplated herein and the filing of the Registration Statement shall have been approved by the Board of Trustees of the Acquiring Fund Trust and this Agreement, the Reorganization contemplated herein and the filing of the Prospectus/Proxy Statement shall have been approved by the Board of Trustees of the Acquired Fund Trust, and each party shall have delivered to the other a copy of the resolutions approving this Agreement adopted by the other party’s Board, certified by the Secretary or an equivalent officer.

8.3   On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the Reorganization contemplated by this Agreement under Section 25(c) of the 1940 Act and, to the knowledge of the parties hereto, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the Reorganization contemplated herein.

8.4   All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities) deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation of the Reorganization contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund.

8.5   The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. The Registration Statement and Proxy Materials shall have been mailed to the Acquired Fund Shareholders consistent with applicable law. To the best knowledge of the parties to this Agreement, no investigation or proceeding relating to the Registration Statement shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.6   As of the Closing Date, there shall be no pending litigation brought by any person against the Acquired Fund or the Acquiring Fund or any of the investment advisers, directors or officers of the foregoing, as applicable, arising out of, or seeking to prevent completion of the Reorganization contemplated by, this Agreement. Furthermore, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the Reorganization contemplated herein. No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of any party hereto, threatened against a party or any of its properties or assets that, if adversely determined, would materially and adversely affect its business or its ability to consummate the Reorganization herein contemplated.

8.7   The Acquired Fund and the Acquiring Fund shall have received a favorable opinion of Sullivan & Worcester, LLP dated on the Closing Date satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, generally for federal income tax purposes:

(a)           The acquisition by the Acquiring Fund of the Assets of the Acquired Fund in exchange for the Acquiring Fund’s assumption of the Liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund of the Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, all as provided in Section 1 hereof, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Acquired Fund and Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)           Under Sections 361 and 357(a) of the Code, no gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its Assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation, as contemplated in Section 1 hereof, except for any gain or loss that may be required to be recognized solely as a result of gain recognized on the transfer of certain Assets of the Acquired Fund.

(c)           Under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets of the Acquired Fund in exchange for the assumption of the Liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in Section 1 hereof.

(d)        Under Section 362(b) of the Code, the tax basis of the Assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such Assets in the hands of the Acquired Fund immediately prior to the transfer increased by the amount of gain or decreased by the amount of loss, if any, recognized by the Acquired Fund upon the transfer.

(e)           Under Section 1223(2) of the Code, the holding periods of the Assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such Assets were held by the Acquired Fund (except to the extent that the investment activities of the Acquiring Fund reduce or eliminate such holding period and except for any Assets on which gain is recognized on the transfer to the Acquiring Fund).

(f)           Under Section 354 of the Code, no gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of all of their Acquired Fund Shares for the Acquiring Fund Shares.

(g)           Under Section 358 of the Code, the aggregate tax basis of the Acquiring Fund Shares to be received by each shareholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor.

(h)           Under Section 1223(1) of the Code, each Acquired Fund Shareholder’s holding period for the Acquiring Fund Shares to be received will include the period during which Acquired Fund Shares exchanged therefor were held, provided that the shareholder held Acquired Fund Shares as a capital asset on the date of the exchange.

(i)           The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code.

The parties acknowledge that the opinion will be based on certain factual certifications made by officers of the Acquired Fund and the Acquiring Fund and will also be based on customary assumptions; the opinion is not a guarantee that the tax consequences of the Reorganization will be as described above; and there is no assurance that the Internal Revenue Service or a court would agree with the opinion.

8.8   With respect to the Acquired Fund individually, the Reorganization of the Acquired Fund into the Acquiring Fund and the material attributes of the Acquiring Fund, including, but not limited to, its investment advisory agreement, share classes, asset-based distribution fees, early- withdrawal charges, distribution agreement, transfer agent agreement, custody agreement, and independent registered public accounting firm, shall, in all material respects, be in substantially the form as described in the Prospectus/Proxy Statement.

8.9   At any time prior to the Closing, any of the foregoing conditions of this Section 8 (except for paragraph 8.1 and paragraph 8.7) may be jointly waived by the Board of Trustees of the Acquired Fund Trust and the Board of Trustees of the Acquiring Fund Trust, if, in the judgment of the Board of Trustees of the Acquired Fund Trust, such waiver will not have a material adverse effect on the interests of the Acquired Fund Shareholders and, if, in the judgment of the Board of Trustees of the Acquiring Fund Trust, such waiver will not have a material adverse effect on the interests of the shareholders, if any, of the Acquiring Fund.

9.	BROKERAGE FEES AND EXPENSES

9.1   The Acquiring Fund and the Acquired Fund represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the Reorganization provided for herein.

9.2   The Acquired Fund and the Acquiring Fund will not bear any costs arising in connection with the Reorganization contemplated by this Agreement. The responsibility for payment of all of the costs arising in connection with the Reorganization contemplated by this Agreement, whether or not the Reorganization contemplated hereby is concluded, shall be borne by SHIP, VAIA or their respective affiliates, as provided for in the Securities Purchase Agreement. The costs arising in connection with the Reorganization contemplated by this Agreement shall include, but not be limited to, costs and expenses (including legal fees) related to the preparation and distribution of materials to the respective Boards of Trustees of the Acquired Fund Trust and the Acquiring Fund Trust, costs incurred in attending the Board meetings and preparing the minutes of the Board meetings, obtaining an opinion of counsel as to certain matters, the preparation of this Agreement, fees of the Commission, state corporate fees and any fees of any state securities commission, auditing fees associated with the Acquiring Fund’s financial statements, costs and expenses associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation of the Prospectus/Proxy Statement and Registration Statement, printing and distributing the Prospectus/Proxy Statement and Registration Statement, solicitation fees, and expenses of holding shareholders’ meetings. For the avoidance of doubt, accounting fees that are related to the claiming, resolution or documentation of foreign tax reclaims or related Foreign Tax Reclaim Receivables are not “accounting fees arising due to accounting work performed in connection with, or as a result of, the Reorganization that would not otherwise have been performed.” Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a tax-free reorganization under Section 368(a)(1) of the Code pursuant to applicable guidance including, but not limited to, IRS Revenue Ruling 73-54.

10.	ENTIRE AGREEMENT; TERMINATION OF WARRANTIES

10.1  The Acquiring Fund and the Acquired Fund agree that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2  The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the Reorganization contemplated hereunder. Notwithstanding the foregoing sentence, the covenants to be performed after the Closing shall survive the Closing.

11.	TERMINATION

This Agreement may be terminated and the Reorganization contemplated hereby may be abandoned by resolution of either the Board of Trustees of the Acquiring Fund Trust or the Board of Trustees of the Acquired Fund Trust, at any time prior to the Closing Date, if, based on changed circumstances, the Board of Trustees of the Acquiring Fund Trust or the Board of Trustees of the Acquired Fund Trust determines that proceeding with this Agreement is not in the best interests of the Acquiring Fund or the Acquired Fund, respectively. In addition, this Agreement may be terminated at any time prior to the Closing Date:

(a)           by the written consent of each of the parties;

(b)           by the Acquired Fund (i) following a material breach by the Acquiring Fund of any of its representations, warranties or covenants contained in this Agreement, provided that the Acquiring Fund shall have been given a period of ten (10) Business Days from the date of the occurrence of a material breach of a covenant or agreement to cure such material breach and shall have failed to do so (provided, that the Acquired Fund is not then in material breach of the terms of this Agreement, and, provided further, that no cure period shall be required for a breach which is not capable of being cured); or (ii) upon the occurrence of an event which has a material adverse effect upon the Acquiring Fund;

(c)           by the Acquiring Fund (i) following a material breach by the Acquired Fund of any of its representations, warranties or covenants contained in this Agreement, provided that the Acquired Fund shall have been given a period of ten (10) Business Days from the date of the occurrence of a material breach of a covenant or agreement to cure such material breach and shall have failed to do so (provided, that the Acquiring Fund is not then in material breach of the terms of this Agreement, and, provided further, that no cure period shall be required for a breach which is not capable of being cured); or (ii) upon the occurrence of an event which has a material adverse effect upon the Acquired Fund;

(d)           by either the Acquiring Fund or the Acquired Fund if: (i) there shall be a final, non- appealable order of a federal or state court in effect preventing consummation of the Reorganization contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization contemplated hereby by any governmental entity which would make consummation of the Reorganization contemplated hereby illegal; or

(e)           by either the Acquiring Fund or the Acquired Fund if the Closing shall not have been consummated by May 31, 2022, provided that, in the event public solicitations of the shareholders of the Acquired Fund have commenced seeking approval of this Agreement and any related approvals, neither the Acquired Fund nor the Acquiring Fund shall be permitted to terminate this Agreement pursuant to this paragraph 11(e) until the day following the last date by which a shareholder meeting must occur (including any adjournments) without requiring a new record date to be set under the Acquiring Fund’s organizational documents and provided further the right to terminate this Agreement under this paragraph 11(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

If a party terminates this Agreement in accordance with this Section 11, other than a termination under (b), (c), (d) or (e) that involves an intentional fraud or a willful default by the terminating party, there shall be no liability for damages on the part of any party, or the trustees, directors or officers of such party. In the event of a termination under (b), (c), (d) or (e) in connection with an intentional fraud or a willful default, all remedies at law or in equity of the party adversely affected shall survive.

At any time prior to the Closing Date, any of the terms or conditions of this Agreement (except for paragraph 8.1 and paragraph 8.7) may be waived by either the Acquired Fund or the Acquiring Fund, respectively (whichever is entitled to the benefit thereof). Such waiver shall be in writing and authorized by an officer of the waiving party. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

12.	AMENDMENTS

This Agreement may be amended, modified or supplemented by a written instrument in such manner as may be deemed necessary or advisable by both the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the shareholders of the Acquired Fund called by the Acquired Fund pursuant to paragraph 5.3 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to each corresponding class of Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.	NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing, shall be given by electronic delivery, personal service or prepaid or certified mail addressed to, and shall be effective upon actual delivery:

To the Acquiring Fund:

c/o Virtus Investment Partners, Inc.

One Financial Plaza

Hartford, Connecticut 06103

Attention: Jennifer Fromm

Email: jennifer.fromm@virtus.com

With a copy (which shall not constitute notice) to:

Virtus Partners, Inc.

One Financial Plaza

Hartford, Connecticut 06103

Attention: Wendy J. Hills

Email: Wendy.Hills@virtus.com

Goodwin Procter LLP

1900 N Street,

NW Washington, DC 20036

Attention: Paul J. Delligatti

Email: PDelligatti@goodwinlaw.com

To the Acquired Fund:

Stone Harbor Investment Partners, LLC

31 West 52nd Street, 16th Floor

New York, New York 10019

Attention: Adam Shapiro

Email: ashapiro@shiplp.com

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Michael Doherty

Email: Michael.doherty@ropesgray.com

14.	PUBLICITY/CONFIDENTIALITY

14.1 Publicity. Any public announcements or similar publicity with respect to this Agreement or the Reorganization contemplated herein will be made at such time and in such manner as the parties mutually shall agree in writing (which writing may include e-mail), provided that nothing herein shall prevent either party from making such public announcements as may be required by law, including, without limitation a description of this Agreement, the contemplated Reorganization and other matters in the Registration Statement, Proxy Statement/Prospectus and any related ancillary documents and in any supplement to the Acquired Fund Prospectus, in which case the party issuing such statement or communication shall use all reasonable commercial efforts to advise the other party prior to such issuance.

14.2 Confidentiality.

(a)           The Acquired Fund, the Acquiring Fund and, as applicable, VAIA and SHIP (for purposes of this paragraph 14.2, the “Protected Persons”) will hold, and will cause their board members, officers, employees, representatives, agents and affiliates to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the Reorganization herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the Reorganization contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) it if was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the Reorganization contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b)           In the event of a termination of this Agreement the Acquired Fund, and the Acquiring Fund, VAIA and SHIP agrees that they, along with their employees, representative agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non- confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the Reorganization contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

15.	HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT; LIMITATION OF LIABILITY; COUNTERPARTS

15.1 It is expressly agreed that the obligations of an Acquiring Fund and, as applicable, VAIA, hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Acquiring Fund, and, as applicable, VAIA, but shall bind only the property of the applicable Acquiring Fund, as provided in the declaration of trust and/or by-laws (or similar governing instrument) of the Acquiring Fund Trust. The execution and delivery of this Agreement has been authorized by the Trustees of the Acquiring Fund Trust and signed by authorized officers of the Acquiring Fund Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the applicable Acquiring Fund as provided in the declaration of trust and/or by-laws (or similar governing instrument) of the Acquiring Fund Trust.

15.2 It is expressly agreed that the obligations of an Acquired Fund and, as applicable, SHIP, hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Acquired Fund and, as applicable, SHIP personally, but shall bind only the property of the applicable Acquired Fund, as provided in the declaration of trust and/or by-laws (or similar governing instrument) of the Acquired Fund Trust. The execution and delivery of this Agreement has been authorized by the Trustees of the Acquired Fund Trust and signed by authorized officers of the Acquired Fund Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the applicable Acquired Fund as provided in the declaration of trust and/or by-laws (or similar governing instrument) of the Acquired Fund Trust.

15.3 Although the Agreement is being executed as one document for the convenience of the parties, it represents separate agreements between an Acquired Fund, the applicable Acquiring Fund and Stone Harbor.

15.4 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

15.6 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.7 This Agreement may be executed in one or more counterparts, all of which counterparts shall together constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed.

Virtus Opportunities Trust

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President, Chief Financial Officer & Treasurer

Stone Harbor Investment Funds

By:	/s/ Adam Shapiro
Name:	Adam Shapiro
Title:	Secretary

Stone Harbor Investment Partners, LLC

(Solely for purposes of Sections 9.2, 14 and 15)

By:	/s/ Jeffrey Scott
Name:	Jeffrey Scott
Title:	CCO

Virtus Alternative Investment Advisers, Inc.

(Solely for purposes of Sections 9.2, 14 and 15)

By:	/s/ Richard W. Smirl
Name:	Richard W. Smirl
Title:	Executive Vice President

SCHEDULE A

THE ACQUIRED FUNDS	THE ACQUIRING FUNDS
(each Acquired Fund is a series of Stone Harbor Investment Funds)	(each Acquiring Fund is a series of Virtus Opportunities Trust)
Stone Harbor Local Markets Fund	Virtus Stone Harbor Local Markets Fund

Institutional Class	Class I
Distributor Class*	Class A
Stone Harbor Strategic Income Fund	Virtus Stone Harbor Strategic Income Fund

Institutional Class	Class I
Distributor Class*	Class A
Stone Harbor Emerging Markets Debt Allocation Fund	Virtus Stone Harbor Emerging Markets Debt Allocation Fund

Institutional Class	Class I
Distributor Class*	Class A
Stone Harbor High Yield Bond Fund	Virtus Stone Harbor High Yield Bond Fund

Institutional Class	Class I
Distributor Class*	Class A
Stone Harbor Emerging Markets Debt Fund	Virtus Stone Harbor Emerging Markets Debt Fund

Institutional Class	Class I
Distributor Class*	Class A
Stone Harbor Emerging Markets Corporate Debt Fund	Virtus Stone Harbor Emerging Markets Corporate Debt Fund

Institutional Class	Class I
Distributor Class*	Class A

*	As of the date of the Agreement, the Distributor Class shares of the Funds are not offered for sale in any states or jurisdictions. Distributor Class shares of the Funds may not be offered or sold in any state or jurisdiction unless registered or qualified in that jurisdiction or unless an exemption from registration or qualification is available.